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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 14, 2002
                Date of Report (Date of Earliest Event Reported)


                       DIAMOND HILL INVESTMENT GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


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                          COMMISSION FILE NO. 000-24498
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                  FLORIDA                                   65-0190407
         (State or other jurisdiction                      (IRS Employer
      of incorporation or organization)                   Identification No.)

         1105 SCHROCK ROAD
               STE. 437
            COLUMBUS, OHIO                                      43229
(Address of principal executive offices)                      (Zip code)

                                 (614) 848-5100
              (Registrant's telephone number, including area code)

                           The Banc Stock Group, Inc.
          (Former Name or Former Address, if changed since last report)





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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 14, 2002, Diamond Hill Investment Group, Inc. ("DHIG") dismissed PricewaterhouseCoopers LLP as its independent accountants. The Audit Committee and Board of Directors of DHIG participated in and approved the decision to change independent accountants.

The reports of PricewaterhouseCoopers LLP on the financial statements of DHIG for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through January 14, 2002, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the DHIG financial statements for such years.

DHIG has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 18, 2002 is filed as an Exhibit to this Form 8-K.

DHIG engaged Longanbach Guisti Kuck & Hornberger LLC as its new independent accountants as of January 14, 2002. During the two most recent fiscal years and through January 14, 2002, DHIG has not consulted with Longanbach Guisti Kuck & Hornberger LLC on either the application of accounting principles or type of opinion Loganbach Guisti Kuck & Hornberger LLC might issue on DHIG's financial statements.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(c)      EXHIBITS

Exhibit #1.       Letter from PricewaterhouseCoopers LLP dated January 18,
                  2002, to the Securities and Exchange Commission pursuant to
                  Item 304 (a)(3) of Regulation S-K.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 18, 2002                 DIAMOND HILL INVESTMENT GROUP, INC.
                                                  (Registrant)


                                        /s/ R.H. Dillon
                                        ---------------------------------------
                                        R.H. Dillon
                                        President